UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2015
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, the Board of Directors of Expeditors International of Washington, Inc., a Washington corporation (the “Company”), elected Diane H. Gulyas as a Director.

Ms. Gulyas worked for Dupont Performance Materials from 1978 until her retirement as President of their $4 billion global Performance Polymers business in September of 2014. During her 36-year career at Dupont, Ms. Gulyas served also as Chief Marketing and Sales Officer, President of Electronic Materials and President of the Advanced Fibers divisions. She is currently on the Board of Directors of both Mallinckrodt PLC and W.R. Grace & Company. Ms. Gulyas' qualifications to serve on the Company’s Board of Directors include her over 36 years of senior leadership and global business expertise.

The Board intends to appoint Ms. Gulyas to the Compensation Committee in the future.

Ms. Gulyas has also entered into an Indemnification Agreement with the Company on standard terms and will receive Board meeting and attendance fees and a prorated Board retainer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

November 4, 2015	/S/ BENJAMIN G. CLARK
Benjamin G. Clark, Senior Vice President, General Counsel and Corporate Secretary.